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                                                             EXHIBIT 21

                SUBSIDIARIES OF LABOR READY, INC.

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                                                  INCORPORATED IN
CORPORATE NAME                                    STATE/COUNTRY OF
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
Labor Ready Northwest, Inc.                       Washington

Labor Ready Southwest, Inc.                       Washington

Labor Ready Central, Inc.                         Washington

Labor Ready Central II, LLC                       Washington

Labor Ready Central III, LP                       Washington

Labor Ready Midwest, Inc.                         Washington

Labor Ready Mid-Atlantic, Inc.                    Washington

Labor Ready Mid-Atlantic II, Inc.                 Washington

Labor Ready Mid-Atlantic III, LP                  Washington

Labor Ready Northeast, Inc.                       Washington

Labor Ready Southeast, Inc.                       Washington

Labor Ready Southeast II, Inc.                    Washington

Labor Ready Southeast III, LP                     Washington

Labor Ready GP Co., Inc.                          Washington

Labor Ready Properties, Inc.                      Nevada

Workers Assurance of Hawaii, Inc.                 Hawaii

Labor Ready Assurance Company                     Cayman Islands

Labour Ready Temporary Services, Ltd.             Canada

Labour Ready Temporary Services UK, Ltd.          United Kingdom

Labor Ready Puerto Rico, Inc.                     Puerto Rico
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